UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2009

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois 60602

(Address of principal executive offices)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on August 7, 2009.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including the current global financial crisis that began in 2007; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information.

A more complete description of these risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2008. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: July 2009

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through July 1, 2009. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
22 W. Washington
Chicago, IL 60602

Morningstar Licensed Data

1.             I would like to get a better understanding of how Licensed Data, Morningstar’s largest product, is actually used by institutions. Can you approximate the percentage of Licensed Data revenue used for:

•                  Marketing an investment product (using the Morningstar Rating, Style Box, etc.)

•                  Internal research

•                  Resold or redistributed (Yahoo, Google, WSJ, etc.)

•                  Other major uses not listed above?

Many of our clients use Licensed Data for more than one purpose, so it’s tough to determine a precise breakdown. We can give you some approximate numbers based on the primary use of the data, though. Morningstar Essentials, the subset of Licensed Data that includes our proprietary statistics and is often used for marketing and client communication purposes, accounts for about one-fourth of total Licensed Data revenue. The second-largest primary use for Licensed Data is for redistributors, where our data appears on other software platforms, such as FactSet. Other major uses include investor fact sheets, data updates for client-facing Web sites, internal research, and product development.

Investment Consulting

2.             Have you lost or won any additional investment consulting clients beyond those already disclosed?

As we mentioned in last month’s Q&A, we always have client wins and losses in the normal course of business, but we haven’t announced any larger Investment Consulting contract losses since the two client nonrenewals we previously disclosed. If we were to lose a larger contract, we would generally disclose it.

Acquisition of Intech Pty Ltd

3.             Can you provide some detail on the investment management/consulting firm you acquired in Australia? Is this akin to Morningstar Associates or Ibbotson? Who are its key customers and what is its competitive position in Australia? Are there any details you can provide in terms of how profitable the business is, how its AUM has trended in recent years, and the nature of superannuation in that country, etc.?

On June 30, our Australian subsidiary completed its previously announced acquisition of Intech Pty Ltd, a provider of multimanager and investment portfolio solutions in Australia, from IOOF Transition 3 Pty Ltd., a subsidiary of IOOF Holdings Limited. Intech was founded in 1989 and advises some of Australia’s major superannuation funds, institutional clients, and investment platforms.

Intech is similar to our Ibbotson Associates subsidiary. It provides both advisory (asset consulting) and implemented consulting services (investment management services through various multi-manager products covering a range of diversified, single-sector, and alternative strategies).

Intech provides services to large superannuation (pension) funds and products to financial advisers through several leading platforms in the Australian market. Some of its major clients include government funds, corporate and industry superannuation funds, and financial services companies. It is an established player in this area, but has a smaller market position than some of its competitors, such as Russell, Mercer, and JANA Investment Advisers.

Intech currently has about A$3.5 billion in assets under management across 29 multi-manager investment trusts. Assets under management declined to about A$4 billion as of year-end 2008, compared with about A$10.2 billion as of year-end 2007. While assets under management have declined in 2008 and 2009, we believe that partly reflects factors related to a previous change in ownership and doesn’t fully reflect Intech’s strong investment capability.

We view this acquisition as an opportunity to accelerate the development of our consulting and asset management business in the Australian market. We’ve acquired an experienced team specializing in areas such as risk management, quantitative analysis, and alternative asset research; an established brand and client base; and additional data to support our global separate account database. In addition, we plan to leverage Intech’s platform to broaden distribution for our global investment products, such as Morningstar Direct.

At the core of the superannuation system in Australia is the compulsory contribution of 9% of salary that employers must pay to a superannuation scheme in addition to a range of tax incentives to encourage additional contributions. Because of this system, Australia has one of the more developed markets for investment management and advice globally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: July 6, 2009	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary